UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2008

BioForce Nanosciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Golden Aspen Drive, Suite 101

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 233-8333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 21, 2008 (the “Closing Date”), the Company sold a convertible secured promissory note (the “Note”), and warrants to purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) at $0.30 per share (the “Warrants”), in a private placement to FCPR SGAM AI Biotechnology Fund (the “Investor”), pursuant to which the Company has entered into material agreements as described in Item 3.02 below.  Such descriptions are incorporated by reference into this Item 1.01.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company sold 300,000 investment units (the “Units”) at a price of $1.00 per Unit, resulting in $300,000 in gross proceeds to the Company, in a private placement to the Investor.  The offering was conducted in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder.  Each Unit consisted of the following securities:

•

$1.00 in face amount of the Note; and

•

three five-year Warrants to purchase one share of Common Stock at an exercise price of $0.30 per share.

The terms of the Company’s sale of the Note and the Warrants described above are set forth in the Convertible Secured Promissory Note and Warrant Purchase Agreement dated July 21, 2008 between the Company and the Investors (the “Purchase Agreement”).

The Note has a twelve month term, and pays interest at a rate of 8% per annum, payable upon maturity.  The Note is convertible at any time at the holder’s option into one share of Common Stock for each $0.30 of note principal, subject to adjustment.  The holder also has the option of converting the Note into any equity security, or debt security convertible into Common Stock, that is sold or issued by the Company, at the price that such securities are sold in any future offering.  The Company has the option to force the holder to convert the Note into any equity security, or debt security convertible into Common Stock that is sold or issued by the Company, at the price that such securities are sold in that future offering, if that transaction or series of transaction results in the receipt by the Company of at least $1,000,000 in proceeds from one or more investors.

Each Warrant is exercisable at the holder’s option upon payment to the Company of the exercise price of $0.30 per share, subject to adjustment, prior to the Warrant’s termination date.  The Warrants may be exercised by a cashless exercise, beginning one year after the Closing Date, if there is not an effective registration statement on file with the Securities and Exchange Commission (the “SEC”) with respect to the Common Stock issuable upon exercise of the Warrants.

The Investor has piggyback registration rights with regard to the shares of Common Stock which are issuable upon the conversion of the Note and the Warrants.

The Investor represented to the Company that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Exchange Act of 1934, as amended (the “Securities Act”), that the Note and Warrants were to be acquired for its own account for investment and not with a view to or for sale in connection with any distribution, that it has the ability to bear the financial risk of its investment and that it has sufficient knowledge and experience so as to be able to evaluate the risks and merits of the investment in the Company.  The Investor also represented to the Company that it understood that the Note, the Warrants, and the underlying Common Stock must be held for an indefinite period of time because neither the Note, nor the Warrants, nor the underlying Common Stock has been registered under the Securities Act and therefore cannot be sold, unless such Note, Warrants or Common Stock has been registered under the Securities Act or an exemption from such registration is available.

The foregoing descriptions of the Purchase Agreement, the Note, and the Warrants are not complete and are qualified in their entirety by reference to the full text of such agreements, forms or copies of which are filed as exhibits to this report and incorporated by reference into this Item 3.02.  A copy of the Company’s press release dated July 23 2008 in connection with the closing of the offering is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Secured Promissory Note issued to FCPR SGAM AI Biotechnology Fund, dated July 21, 2008
4.2	Warrant to Purchase Shares of Common Stock issued to FCPR SGAM AI Biotechnology Fund, dated July 21, 2008
10.1	Convertible Secured Promissory Note and Warrant Purchase Agreement between BioForce Nanosciences Holdings, Inc. and FCPR SGAM AI Biotechnology Fund, dated July 21, 2008
99.1	Press Release dated July 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForce Nanosciences Holdings, Inc.

By:	/s/ Gregory D. Brown
Gregory D. Brown
Chief Financial Officer

Date:  July 24, 2008